EXHIBIT 21
                                                         1 OF 2

                     THE QUAKER OATS COMPANY
            ACTIVE DOMESTIC SUBSIDIARIES AS OF 7/1/94

                                                   State of
Subsidiary                                      Incorporation

Ardmore Farms, Inc.                         Pennsylvania
Bob's Farms, Inc.                           Delaware
Continental Coffee Products Company         Delaware
Gaines Pet Foods Corp                       Delaware
Gatorade Puerto Rico Company                Delaware
Golden Grain Company                        California
Grocery International Holdings, Inc.        Delaware
Katy Properties Corporation                 Delaware
Liqui-Dri Foods, Inc.                       Kentucky
Pritikin Systems, Inc.                      Delaware
The Q-Bear Company                          Delaware
The Q-Ketchikan Company                     Delaware
QO Acquisition Corp.                        Delaware
QO Coffee Holdings, Inc.                    Delaware
Quaker Leasing Corp.                        Delaware
Quaker Oats Asia, Inc.                      Delaware
Quaker Oats Europe, Inc.                    Illinois
Quaker Oats Foreign Sales Corp.             U.S. Virgin
                                                Islands
Quaker Oats Holdings, Inc.                  Delaware
Quaker Oats Music, Inc.                     Delaware
Richardson Foods Corporation                New York
Rockford Farms, Inc.                        Delaware
Stokely-Van Camp, Inc.                      Indiana
The Gatorade Company                        Delaware
Wolf Brand Products                         Texas

                                                       EXHIBIT 21
                                                         2 OF 2
                     THE QUAKER OATS COMPANY
            ACTIVE FOREIGN SUBSIDIARIES AS OF 7/1/94


 Subsidiary                                            Country

Elaboradora Argentina de Cereales, S.A.              Argentina
The Gatorade Company of Australia Pty. Ltd.          Australia
EH (Holdings) Limited                                Bermuda
QUIC Ltd.                                            Bermuda
Quaker Alimentos Ltda.                               Brazil
Quaker Brasil Ltda.                                  Brazil
The Quaker Oats Compay of Canada Limited             Canada
Beverages Gatorade (Chile) Ltda.                     Chile
Productos Quaker, S.A.                               Colombia
OTA A/S                                              Denmark
Quaker Oats Limited                                  England
Gatorade Limited                                     England
France Collecte S.A.                                 France
Quaker France S.A.                                   France
Orata GmbH                                           Germany
Partnership Gbr                                      Germany
Quaker Latz GmbH                                     Germany
Quaker Oats Beteiligungsgesellschaft mbH             Germany
Quaker & Partner, GmbH                               Germany
Polis Srl                                            Italy
Quaker-Chiari & Forti S.p.A.                         Italy
Quaker Products (Malaysia) Sdn. Bhd.                 Malaysia
Acra, S.A. de C.V.                                   Mexico
Fabrica de Chocolates La Azteca, S.A. de C.V.        Mexico
Productos Quaker de Mexico S.A. de C.V.              Mexico
B.V. Bijenstand Mellona v/h Joh. de Meza             The
                                                     Netherlands
Quaker Oats B.V.                                     The
                                                     Netherlands
Norsk OTA A/S                                        Norway
Gatorade Portugal Services da Marketing S.A.         Portugal
QO Puerto Rico, Inc.                                 Puerto Rico
Quaker Oats Iberia, S.A.                             Spain
Svenska OTA AB                                       Sweden
Nevex, C.A.                                          Venezuela
Productos Quaker, C.A.                               Venezuela
Tempus, S.R.L.                                       Venezuela
Inversiones 253-30, C.A.                             Venezuela